Exhibit 21

Pharmaceutical Product Development, Inc., and Subsidiaries

Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 15, 2007, are as follows:

	Name of Subsidiary	Jurisdiction of Incorporation Or Organized in
1.	Applied Bioscience International, LLC	Delaware
2.	CSS Informatics, Inc.	California
3.	PPD Global Central Labs, LLC	Kentucky
4.	Piedmont Research Center, LLC	North Carolina
5.	PPD Aeronautics, LLC	North Carolina
6.	PPD Virtual, Inc.	North Carolina
7.	APBI Finance Corporation	Delaware
8.	APBI Holdings, LLC	North Carolina
9.	Development Partners, LLC	Delaware
10.	PPD GP, LLC	Delaware
11.	PPD Holdings, LLC	Delaware
12.	PPD UK Holdings Ltd	United Kingdom
13.	Genupro, Inc.	North Carolina
14.	PPD Development, LP	Texas
15.	ATP, LLC	North Carolina
16.	PPD Online Marketing and Education, Inc.	Delaware
17.	PPD Medical Device, Inc.	Delaware
18.	Pharmaco Investments, Inc.	Delaware
19.	PPD International Holdings, Inc.	Delaware
20.	PPD France SNC	France
21.	PPD Scandinavia AB	Sweden
22.	Pharmaceutical Product Development Spain SL	Spain
23.	PPD do Brasil-Suporte a Pesquisa Clinica Ltda.	Brazil
24.	PPD Argentina, S.A.	Argentina
25.	PPD International Holdings, Inc. Y Compania Limitada	Chile
26.	Pharmaceutical Product Development South Africa (Pty) Ltd	South Africa
27.	PPD Canada, Ltd.	Canada
28.	PPD Australia Pty Ltd	Australia
29.	PPD International Holdings GmbH	Germany
30.	PPD Germany GmbH	Germany
31.	PPD Poland Sp.Zo.o	Poland
32.	PPD Czech Republic, s.r.o.	Czech Republic
33.	PPD Germany GmbH & Co KG	Germany
34.	PPD Hungary Research & Development Limited	Hungary
35.	PPD Italy S.r.l.	Italy
36.	PPD Mexico, S.A. de C.V.	Mexico
37.	PPD Development (Thailand) Co., Ltd	Thailand
38.	PPD Japan K.K.	Japan
39.	PPD Global, Ltd	United Kingdom
40.	Clinical Technology Centre International Ltd	United Kingdom
41.	Cambridge Applied Nutrition Toxicology & Biosciences Ltd	United Kingdom

42.	Clinical Science Research International, Ltd	United Kingdom
43.	Leicester Clinical Research Centre, Ltd	United Kingdom
44.	Chelmsford Clinical Trials Unit, Ltd	United Kingdom
45.	Gabbay Ltd	United Kingdom
46.	Data Analysis & Research (DAR) Ltd	United Kingdom
47.	PPD Global Central Labs BVBA	Belgium
48.	PPD Development (S) Pte Limited	Singapore
49.	PPD Development (HK) Limited	Hong Kong
50.	Propharma CRO PTY LTD	Australia
51.	PPD (Netherlands) BV	Netherlands
52.	PPD Pharmaceutical Development India Private Limited	India
53.	PPD Biomarker Discovery Sciences, LLC	North Carolina
54.	River Ventures LLC	North Carolina
55.	PPD Slovak Republic s.r.o.	Slovak Republic
56.	PPD Peru S.A.C	Peru

Subsidiaries 1, 2, 3, 4, and 6 are wholly-owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 10 and 11 are wholly-owned subsidiaries of Subsidiary 1.

Subsidiary 13 is a wholly-owned subsidiary of Subsidiary 6.

Subsidiary 14 is owned 99.9% by Subsidiary 11 and 0.1% by Subsidiary 10.

Subsidiaries 5, 7, 8, 15, 16, 17, 18, 19, 53 and 54 are wholly-owned subsidiaries of Subsidiary 14.

Subsidiaries 9, 12, 21, 22, 26, 27, 28, 29, 35, 37, and 38 are wholly-owned subsidiaries of Subsidiary 19.

Subsidiary 20 is owned 99.9% by Subsidiary 19 and 0.1% by Subsidiary 1.

Subsidiary 23 is owned 99.99% by Subsidiary 19 and 0.01% by Pharmaceutical Product Development, Inc.

Subsidiary 24 is owned 95% by Subsidiary 19 and 5% by Subsidiary 1.

Subsidiary 25 is owned 99% by Subsidiary 19 and 1% by Subsidiary 1.

Subsidiaries 30, 31, and 32 are wholly-owned subsidiaries of Subsidiary 29.

Subsidiary 33 is owned 72% by Subsidiary 29 and 28% by Subsidiary 30.

Subsidiary 34 is owned 96.7% by Subsidiary 29 and 3.3% by Subsidiary 19.

Subsidiary 36 is owned 99.99% by Subsidiary 19 and 0.01% by Subsidiary 14.

Subsidiaries 39, 43, 44, 45, 46, 48, and 51 are wholly-owned subsidiaries of Subsidiary 12.

Subsidiaries 40, 41 and 42 are wholly-owned subsidiaries of Subsidiary 39.

Subsidiary 47 is 99.9% owned by Subsidiary 12 and 0.1% by Subsidiary 39.

Subsidiary 49 is 50% owned by Subsidiary 48 and 50% by Subsidiary 1.

Subsidiary 50 is a wholly-owned subsidiary of Subsidiary 48.

Subsidiary 52 is owned 99.99% by Subsidiary 12 and 0.01% by Subsidiary 39.

Subsidiary 55 is owned 85% by Subsidiary 12 and 15% by Subsidiary 39.

Subsidiary 56 is owned 99% by Subsidiary 19 and 1% by Subsidiary 1.